EXHIBIT 11


                              SILGAN HOLDINGS INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                  (Dollars in thousands, except per share data)


                                                         Quarter        Quarter
                                                          Ended          Ended
                                                         9/30/97        9/30/96
                                                         -------        -------

Net income available to common stockholders ........   $    14,468   $    17,328
                                                       ===========   ===========

Weighted average common shares outstanding .........    18,862,834    16,209,859

Incremental shares issuable pursuant to employee
  stock options (if dilutive) ......................     1,749,940     1,621,951
                                                       -----------   -----------

Total shares .......................................    20,612,774    17,831,810
                                                       ===========   ===========

Net income per common share ........................   $      0.70   $      0.97
                                                       ===========   ===========



                                                        Nine Months  Nine Months
                                                          Ended        Ended
                                                         9/30/97      9/30/96
                                                         -------      -------

Net income available to common stockholders ........   $    27,297   $    26,996
                                                       ===========   ===========

Weighted average common shares outstanding .........    18,246,167    18,363,531

Incremental shares issuable pursuant to employee
  stock options (if dilutive) ......................     1,714,721     1,621,951
                                                       -----------   -----------

Total shares .......................................    19,960,888    19,985,482
                                                       ===========   ===========

Net income per common share ........................   $      1.37   $      1.35
                                                       ===========   ===========